Exhibit 10.45
FIFTH AMENDMENT
This FIFTH AMENDMENT (“Amendment”) dated as of July 24, 2009 (the “Effective Date”) is by and among Brigham Oil & Gas, L.P., a Delaware limited partnership (the “Borrower”), Brigham Exploration Company, a Delaware corporation (“Brigham Exploration”), Brigham Inc., a Nevada corporation (the “General Partner”, together with Brigham Exploration, each a “Guarantor” and collectively the “Guarantors”, and together with Brigham Exploration and the Borrower, each a “Credit Party” and collectively the “Credit Parties”), the Lenders party hereto, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement dated as of June 29, 2005, as amended by the First Amendment thereto dated as of April 10, 2006, the Second Amendment thereto dated as of March 27, 2007, the Third Amendment thereto dated as of November 7, 2008 and the Fourth Amendment thereto dated as of May 13, 2009 (as amended, the “Credit Agreement”);
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein, subject to the conditions herein;
WHEREAS, Bank of America, N.A., The Royal Bank of Scotland plc, BNP Paribas and Capital One, National Association (the “Assignors”) desire to sell and assign, and Natixis and Credit Suisse, Cayman Islands Branch (the “Assignees”), desire to purchase and assume the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement to the extent and subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.
Section 2. Amendments to the Credit Agreement.
(a) The following definition in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:
“Maturity Date” means July 24, 2012.

(b) The definition of the term “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:
Regardless of whether the Williston Entity is required by GAAP to be included on Brigham Exploration’s consolidated financial statements, and notwithstanding the foregoing or anything to the contrary in any Loan Document, the Williston Entity shall not be deemed a “Subsidiary” of the Borrower or any other Credit Party for any purposes of this Agreement or any other Loan Document, including without limitation the calculation of EBITDA, Funded Debt, Interest Expense, Interest Coverage Ratio, Net Leverage Ratio, current assets or current liabilities.
(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in their appropriate alphabetical order:
“Funded Debt” means at any time the outstanding principal amount of all Debt of Brigham Exploration and its consolidated Subsidiaries of the types described in clauses (a), (b), (c) (other than undrawn or unfunded amounts under letters of credit, bankers’ acceptances, surety or other bonds and similar instruments), (i) and (j) of the definition of “Debt”, calculated on a consolidated basis as of such time.
“Net Leverage Ratio” means for Brigham Exploration and its consolidated Subsidiaries, as of the end of any fiscal quarter, the ratio of (a) Funded Debt as of such date minus cash of Brigham Exploration and its consolidated Subsidiaries as of such date not subject to any Liens other than Liens securing the Obligations to (b) EBITDA calculated for the four fiscal quarters then ended.
“Williston Entity” means the Person in which the Credit Parties make Investments permitted under Section 6.07(a)(iv) that is designated by the Borrower to the Administrative Agent as the “Williston Entity”. The Borrower may make only one such designation under this Agreement. The Williston Entity may or may not, at the Borrower’s election, be a Person that would be required by GAAP to be included on Brigham Exploration’s consolidated financial statements.
“Williston Transactions” has the meaning ascribed to such term in Section 6.07(a)(iv).
(d) Section 2.02(c)(i) of the Credit Agreement is hereby amended by replacing “the Borrower may request two additional redeterminations of the Borrowing Base during any 12-month period” with “the Borrower may request one additional redetermination of the Borrowing Base during any 12-month period”.

(e) Section 2.02 of the Credit Agreement is hereby amended by adding the following as new paragraph (e):
(e) Borrowing Base Reduction Upon Monetization of Hydrocarbon Hedge Agreements. Immediately upon any termination of a Hydrocarbon Hedge Agreement or the creation of any offsetting position with respect to any Hydrocarbon Hedge Agreement, which Hydrocarbon Hedge Agreement is, at the time of such termination or offset, factored into the Administrative Agent’s calculation of the Borrowing Base, the Borrowing Base shall be automatically reduced in an amount equal to the economic value of the Hydrocarbon Hedge Agreement to the extent terminated or offset, as determined by the Majority Lenders.
(f) Section 4.11(b) is hereby amended by replacing “the Equity Interests listed on Schedule I to each of the Pledge Agreements will constitute all the issued and outstanding Equity Interests” with “the Equity Interests listed on Schedule II to each of the Pledge Agreements will constitute all the issued and outstanding Equity Interests owned by the pledgors thereunder”.
(g) Section 5.06 of the Credit Agreement is hereby amended by:
(1) re-lettering paragraph (o) thereof as paragraph (q);
(2) inserting the following as new paragraphs (o) and (p):
(o) Liquidity Requirement. As part of each quarterly Compliance Certificate delivered under Section 5.06(c), or more frequently as the Administrative Agent may request, a report in form and substance satisfactory to the Administrative Agent as of the last day of such fiscal quarter or the date of such request by the Administrative Agent, as applicable, calculating the aggregate Unused Commitment Amounts (excluding (i) the Unused Commitment Amount of any Defaulting Lender and (ii) any portion of the aggregate Unused Commitment Amounts, the borrowing of which (A) is restricted by any indenture or any other agreement to which any Credit Party is a party or (B) would cause a default or event of default under any such indenture or agreement) and the balance of the blocked deposit accounts and securities accounts pledged pursuant to Section 6.25 together with any other information regarding such deposit accounts and securities accounts requested by the Administrative Agent, certified as being true and correct by a Responsible Officer of the Borrower.
(p) Monetization of Hydrocarbon Hedge Agreement. Prompt written notice of any termination of a Hydrocarbon Hedge Agreement or the creation of any offsetting position with respect to any Hydrocarbon Hedge Agreement, which Hydrocarbon Hedge Agreement is, at the time of such termination or offset, factored into the Administrative Agent’s calculation of the Borrowing Base.
(3) adding the following new sentence at the end thereof:
To the extent that any Credit Party is required to provide any financial statements under this Agreement in accordance with GAAP (whether under Section 5.06(a) or (b) or otherwise) and GAAP would require the Williston Entity to be included in such financial statements, such Credit Party may at its option either (A) provide such financial statements without including the Williston Entity or (B) provide such financial statements that include the Williston Entity and also provide a reconciliation that corrects for such inclusion of the Williston Entity.

(h) Section 6.04 of the Credit Agreement is hereby amended by (i) deleting “and” immediately before “(B)” and (ii) adding the following to the end of such Section: “and (C) if any Limited Partner is merged with or into Brigham Exploration or a wholly owned Subsidiary of Brigham Exploration pursuant to this Section 6.04, the Borrower shall provide the Administrative Agent with ten Business Days’ written notice prior to such merger, and the Person owning the Equity Interests in the Borrower after such merger shall grant a Lien on such Equity Interests pursuant to documentation in form and substance satisfactory to the Administrative Agent and shall take all action reasonably requested by the Administrative Agent in respect of the priority and perfection of the Lien over such Equity Interests”.
(i) Section 6.05 of the Credit Agreement is hereby amended by:
(1) replacing “(c) Dispositions permitted under Section 6.04” with “(c) Dispositions permitted under Section 6.04 and Section 6.07(a)(iv)”; and
(2) replacing “(e) Dispositions of Oil and Gas Properties made in arm’s length transactions for fair market value, not exceeding $7,500,000 in any period of twelve consecutive calendar months in the aggregate” with “(e) Dispositions of Oil and Gas Properties made in arm’s length transactions for fair market value, not exceeding $7,500,000 in any period of twelve consecutive calendar months in the aggregate (provided that; farm-outs, participation agreements and other similar forms of joint development agreements with respect to substantially undeveloped Oil and Gas Properties in the Williston Basin shall not be subject to or included in the determination of such $7,500,000 limit)”.
(j) Section 6.07 of the Credit Agreement is hereby amended by deleting “and” after subsection (a)(ii), inserting “and” after subsection (a)(iii) and by inserting the following new subsection (iv):
(iv) Investments by any Credit Party in the Williston Entity consisting only of (A) the contribution or other transfer of interests in substantially undeveloped Oil and Gas Properties in the Williston Basin (which may but need not be all of the Credit Parties’ interests in all or any part of such Oil and Gas Properties), (B) the contribution or other transfer of up to $50,000 in the aggregate in cash, and (C) the provision of general, administrative and support services to the Williston Entity that are performed by employees of the Credit Parties or that otherwise do not exceed a fair market value of $100,000 in the aggregate per fiscal year, all of which contributions, transfers and provision of services are herein collectively called the “Williston Transactions”; provided, however, that no Credit Party will, or will permit any of its Subsidiaries to (x) incur, assume, guarantee or be or become liable for any Debt of the Williston Entity or (y) create Liens on the Equity Interests owned by any Credit Party in the Williston Entity to secure Debt other than the Obligations.

(k) Section 6.08 of the Credit Agreement is hereby restated in its entirety as follows:
Section 6.08 Affiliate Transactions. None of the Credit Parties shall, nor shall any of the Credit Parties permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates (other than any transaction between the Borrower, any Credit Party, or any Subsidiary of the Borrower and the Williston Transactions) unless such transaction or series of transactions is not in violation of this Agreement and upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person that is not such an Affiliate.
(l) Section 6.19 of the Credit Agreement is hereby restated in its entirety as follows:
Section 6.19 Interest Coverage Ratio. Brigham Exploration shall not permit the Interest Coverage Ratio to be less than, as of the end of any fiscal quarter (calculated quarterly at the end of each fiscal quarter) (a) ending on June 30, 2009 and September 30, 2009, 2.50 to 1.00, (b) ending on December 31, 2009 and March 31, 2010, 2.00 to 1.00, and (c) ending thereafter, 2.50 to 1.00, in each case, for each twelve month period ending at the end of each such fiscal quarter.
(m) The following new Sections 6.24 and 6.25 are hereby added to the Credit Agreement as follows:
Section 6.24 Net Leverage Ratio. Brigham Exploration shall not permit the Net Leverage Ratio to be greater than, as of the end of any fiscal quarter (calculated quarterly at the end of each fiscal quarter beginning with the fiscal quarter ending September 30, 2009) (a) ending during the period from September 30, 2009 through September 30, 2010, 4.50 to 1.00, (b) ending on December 31, 2010 and March 31, 2011, 4.25 to 1.00, and (c) ending thereafter, 4.00 to 1.00, in each case, for each twelve month period ending at the end of each such fiscal quarter.
Section 6.25 Liquidity Requirement. At all times until the Preferred Stock is redeemed, expires or the maturity date thereof is extended beyond the Maturity Date, the Borrower shall maintain at least $10,000,000 of liquidity by doing one or both of the following actions:
(a) maintaining aggregate Unused Commitment Amounts (excluding (i) the Unused Commitment Amount of any Defaulting Lender and (ii) any portion of the aggregate Unused Commitment Amounts, the borrowing of which (A) is restricted by any indenture or any other agreement to which any Credit Party is a party or (B) would cause a default or event of default under any such indenture or agreement), and/or

(b) maintaining a restricted deposit account and/or restricted securities account with the Administrative Agent or another Lender or Affiliate of a Lender acceptable to the Administrative Agent that has entered into a blocked account control agreement acceptable to the Administrative Agent;
provided that, the sum of the aggregate Unused Commitment Amounts (excluding (i) the Unused Commitment Amount of any Defaulting Lender and (ii) any portion of the aggregate Unused Commitment Amounts, the borrowing of which (A) is restricted by any indenture or any other agreement to which any Credit Party is a party or (B) would cause a default or event of default under any such indenture or agreement) plus the balances in all such restricted deposit accounts and restricted securities accounts must equal or exceed $10,000,000; provided further that, any such restricted securities accounts shall hold no investments other than (x) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within 270 days or less from the date of acquisition thereof, (y) deposits maturing within 270 days from the date of creation thereof with, including certificates of deposit issued by, any Lender acceptable to the Administrative Agent or any other bank or trust company which is organized under the laws of the United States, Canada or England or any state or province thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of not lower than A2 or P2, as such rating is set forth from time to time by S&P or Moody’s, respectively, and (z) deposits in money market funds investing exclusively in investments described in clauses (x) and (y) above. The Borrower shall pledge to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender, the Lenders, and any Swap Counterparty, as collateral for the Obligations, any such restricted deposit account or restricted securities account pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). The Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender, the Lenders, and any Swap Counterparty, a security interest in all such restricted deposit accounts and restricted securities accounts and all balances and financial assets therein and all proceeds of the foregoing. Notwithstanding anything to the contrary in this Section, amounts held in such restricted deposit accounts and restricted securities accounts may be used by the Borrower to redeem the Preferred Stock; provided that (i) no Default has occurred and is continuing or would be caused thereby and (ii) the Borrower shall have delivered to the Administrative Agent calculations in form and substance satisfactory to the Administrative Agent certified by a Responsible Officer of Brigham Exploration demonstrating that Brigham Exploration and its consolidated Subsidiaries are in compliance, on a pro forma basis after giving effect to such redemption, with the covenants contained in Sections 6.18, 6.19 and 6.24 recomputed as of the last day of the most recently ended fiscal quarter of Brigham Exploration as if such redemption had occurred on the first day of each relevant period for testing such compliance.

(n) Section 7.01(i) of the Credit Agreement is hereby restated in its entirety as follows:
(i) Operator. The Borrower ceases to be the primary operating entity for Brigham Exploration and its Subsidiaries and the Borrower and its Subsidiaries cease to be the only Brigham Exploration entities owning Oil and Gas Properties (other than Oil and Gas Properties in the Williston Basin owned by the Williston Entity and/or the General Partner).
(o) Section 10.01 of the Credit Agreement is hereby amended by:
(1) inserting “(other than a Hydrocarbon Hedge Agreement or Interest Hedge Agreement with a Swap Counterparty)” immediately after “No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document”; and
(2) Restating subsections (d) and (e) in their entirety as follows:
(d) amend Section 2.11 or 7.06 or any other Section of the Credit Agreement requiring pro rata sharing of payments among the Lenders in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(e) amend Section 10.01 or the definition of “Majority Lenders” without the written consent of each Lender;
(p) Exhibit B to the Credit Agreement is hereby amended in its entirety and replaced by Exhibit B to this Amendment.
(q) Schedule 1 to the Credit Agreement is hereby amended in its entirety and replaced by Schedule 1 to this Amendment.
Section 3. Assignment and Assumption. For an agreed consideration, each of the Assignors hereby irrevocably sells and assigns to the respective Assignees, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the Credit Agreement and the Standard Terms and Conditions attached hereto as Annex 1, as of the Effective Date (a) so much of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including, without limitation, the Letters of Credit) such that, after giving effect to this Amendment, the Pro Rata Share of each Lender, and the Commitment of each Lender, shall be as set forth on Schedule 1 hereto and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity to the extent related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as an “Assigned Interest”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Amendment, without representation or warranty by any Assignor. The Borrower shall prepay any Advances outstanding on the Effective Date (and pay any additional amounts required pursuant to Section 2.12 of the Credit Agreement) to the extent necessary to keep the outstanding Advances ratable with any revised Pro Rata Shares arising from the assignment and assumption pursuant to this Section.
Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, each Guarantor, the Administrative Agent and each of the Lenders;
(b) the Administrative Agent shall have received a Note payable to the order of each Assignor and Assignee that has requested a Note in the amount of its Commitment set forth on Schedule 1;
(c) no action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of the Borrower and its Subsidiaries, threatened and no preliminary or permanent injunction or order by a state or federal court shall have been entered against the Borrower or any of its Subsidiaries that could reasonably be expected to cause a Material Adverse Change;
(d) since December 31, 2008, no event or circumstance that could cause a Material Adverse Change shall have occurred and be continuing; and
(e) the Borrower shall have paid the fees required to be paid on the Effective Date pursuant to the fee letter dated as of July 22, 2009 between the Borrower, the Lead Arranger and the Administrative Agent.
Section 5. Representations and Warranties. Each Credit Party hereby represents and warrants that after giving effect hereto:
(a) the representations and warranties of such Credit Party contained in the Loan Documents are true and correct in all material respects on and as of the date hereof and the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and
(b) no Default or Event of Default has occurred and is continuing.

Section 6. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of Article VIII of the Credit Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.
Section 7. Effect of Amendment,
(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(b) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(c) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
(d) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
Section 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

BORROWER: BRIGHAM OIL & GAS, L.P.
By:	Brigham, Inc., its general partner

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President and Chief Financial Officer

GUARANTORS: BRIGHAM EXPLORATION COMPANY
By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President and Chief Financial Officer

BRIGHAM, INC.
By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President and Chief Financial Officer
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Alan Tapley
	Name:	Alan Tapley
	Title:	Officer
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

LENDERS: BANK OF AMERICA, N.A.
By:	/s/ Jeffrey H. Rathkamp
Jeffrey H. Rathkamp
Managing Director
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

THE ROYAL BANK OF SCOTLAND plc
By:	/s/ Phil Ballard
	Name:	Phil Ballard
	Title:	Managing Director
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

BNP PARIBAS
By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Vice President
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

NATIXIS
By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

By:	/s/ Liana Tchernysheva
	Name:	Liana Tchernysheva
	Title:	Director
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION
By:	/s/ Scott L. Joyce
	Name:	Scott L. Joyce
	Title:	Senior Vice President
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:	/s/ Vanessa Gomez
	Name:	Vanessa Gomez
	Title:	Director

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President
Signature Page to Fifth Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

EXHIBIT B
COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM                     , 200____ TO                     , 200____
This certificate dated as of                                         ,                      is prepared pursuant to the Fourth Amended and Restated Credit Agreement dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Brigham Oil & Gas, L.P., a Delaware limited partnership (“Borrower”), Brigham Exploration Company, a Delaware corporation, Brigham, Inc., a Nevada corporation, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.
Brigham Exploration hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by each of the Credit Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on this date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (c) that as of the date hereof, the following amounts and calculations are true and correct:

1.	Section 6.18 Current Ratio.

	(a) consolidated current assets of Brigham Exploration and its consolidated Subsidiaries (including the aggregate Unused Commitment Amount other than the Unused Commitment Amount of any Defaulting Lender as of the date of calculation)	$

	(b) consolidated current liabilities of Brigham Exploration and its consolidated Subsidiaries (excluding current maturities of long-term debt)	$

Current Ratio = (a) divided by (b)

	Minimum Current Ratio		1.00 to 1.00

	Compliance		Yes	No

Exhibit B, Page 1

2.	Section 6.19 Interest Coverage Ratio.

	(a)	Consolidated Net Income	$

	(b)	Interest Expense	$

	(c)	taxes, depreciation, amortization, depletion, and other non-cash charges	$

	(d)	all non-cash income	$

	(e)	EBITDA = (a) + (b) + (c) – (d)	$

Interest Coverage Ratio = (e) divided by (b)

	Minimum Interest Coverage Ratio for each twelve-month period ending at the end of each fiscal quarter			[2.50 to 1.00][1]
[2.00 to 1.00][2]
[2.50 to 1.00][3]

	Compliance		Yes	No

[1]	Fiscal quarters ending on June 30, 2009 and September 30, 2009.

[2]	Fiscal quarters ending on December 31, 2009 and March 31, 2010.

[3]	Fiscal quarters ending thereafter.

Exhibit B, Page 2

3.	Section 6.24 Net Leverage Ratio.

	(a) Funded Debt	$

	(b) cash not subject to Liens other than Liens securing the Obligations	$

	(c) EBITDA (See 2(e) above)	$

Net Leverage Ratio = ((a) – (b)) divided by (c)

	Maximum Net Leverage Ratio for each twelve-month period ending at the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2009		[4.50 to 1.00][4]
[4.25 to 1.00][5]
[4.00 to 1.00][6]

	Compliance		Yes	No

4.	Section 6.25 Liquidity Requirement.

	(a) aggregate Unused Commitment Amounts (excluding the Unused Commitment Amount of any Defaulting Lender)	$

	(b) balance of restricted deposit accounts and restricted securities accounts pledged pursuant to Section 6.25 of the Credit Agreement (attach detailed list)	$

Liquidity = (a) + (b)

	Minimum Liquidity		$10,000,000[7]

	Compliance		Yes	No

[4]	Fiscal quarters ending September 30, 2009 through September 30, 2010.

[5]	Fiscal quarters ending on December 31, 2010 and March 31, 2011.

[6]	Fiscal quarters ending thereafter.

[7]	At all times until the Preferred Stock is redeemed, expires or the maturity date thereof is extended beyond the Maturity Date.

Exhibit B, Page 3

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as an officer of Brigham Exploration and not in my individual capacity as of                                         ,                     .

BRIGHAM EXPLORATION COMPANY
By:
Name:
Title:

Exhibit B, Page 4

Schedule 1
Commitments and Pro Rata Shares

Lender	Commitment	Pro Rata Share

Bank of America, N.A.	$40,000,000.00	20.000000000%
The Royal Bank of Scotland plc	$38,181,818.18	19.090909091%
BNP Paribas	$38,181,818.18	19.090909091%
Natixis	$36,363,636.37	18.181818182%
Capital One, National Association	$38,181,818.18	19.090909091%
Credit Suisse, Cayman Islands Branch	$9,090,909.09	4.545454545%
Total	$200,000,000.00	100.000000000%

Annex 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.06 (a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase the relevant Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.